                                                                    EXHIBIT 3.89

                            CERTIFICATE OF AMENDMENT

                    TO THE CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                         TEXAS WEST OAKS HOSPITAL, L.P.

         The undersigned, a general partner of TEXAS WEST OAKS HOSPITAL, L.P., a limited partnership, pursuant to Section 2.02 of the Texas Revised Uniform Limited Partnership Act, as amended, hereby certifies that:

1.       The name of the limited partnership is Texas West Oaks Hospital, L.P.

2.       The Certificate of Limited Partnership is amended as follows:

                  The Certificate of Limited Partnership of Texas West Oaks Hospital, L.P. is amended by striking Number 4 in its entirety and replacing therefore the following:

         4. The name, the mailing address, and the street address of the business or resident of each general partner is as follows:

         NAME                           MAILING ADDRESS                   STREET ADDRESS
                                (include city, state, zip code)   (include city, state, zip code)
PSI Texas Hospitals, LLC        310 25th Avenue North             Same as Mailing Address
                                Suite 209
                                Nashville, TN 37203

Executed on this 30th day of October, 2001.

                                                  GENERAL PARTNER:

                                                  PSI HOSPITALS, INC.

                                                  By: /s/ Steven T. Davidson
                                                      -----------------------
                                                      Steven T. Davidson
                                                      Vice President

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                       CERTIFICATE OF LIMITED PARTNERSHIP

1.       The name of the limited partnership is Texas West Oaks Hospital, L.P.

2. The street address of its proposed registered office in Texas is 905 Congress Avenue, Austin, TX 78701 and the name of its proposed registered agent in Texas at such address is National Registered Agents, Inc.

3. The address of the principal office in the United States where records of the partnership are to be kept or made available is 310 25th Avenue North, Suite 209, Nashville, Tennessee 37203

4. The name, the mailing address, and the street address of the business or residence of each general partner is as follows:

      NAME                          MAILING ADDRESS                     STREET ADDRESS
                            (include city, state, zip code)     (include city, state, zip code)
PSI Hospitals, Inc.         310 25th Ave N., Suite 209          Same as Mailing Address
                            Nashville, TN 37203

Date Signed: August 10,2001

                                              PSI HOSPITALS, INC.

                                              /s/ Steven T. Davidson
                                              ----------------------------------
                                              General Partner(s)
                                              Steven T. Davidson, Vice President